Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Leesport Financial Corporation dated October 1, 2004 of our report of Madison Bancshares Group, Ltd. dated March 23, 2004 and contained in Registration Statement No. 333-116331 of Leesport Financial Corporation on Form S-4 under the Securities Act of 1933 insofar as such reports relate to the financial statements and financial statement schedules of Madison Bancshares Group, Ltd. for the year ended December 31, 2003.

/s/  DELOITTE & TOUCHE LLP

Philadelphia, PA

December 16, 2004